Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-226048 on Form S-3 and Registration Statement No. 333-219012 on Form S-8 of our report dated February 14, 2019, relating to the financial statements and financial statement schedule of Safety, Income & Growth Inc. and Safety, Income & Growth Inc. Predecessor, appearing in this Annual Report on Form 10-K of Safety, Income & Growth Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
New York, NY
February 14, 2019